Exhibit 99.1

STATE OF MINNESOTA	DISTRICT COURT

COUNTY OF HENNEPIN	FOURTH JUDICIAL DISTRICT

CASE TYPE: Other Civil

DAVID GRAY and MICHAEL BOLLER, Derivatively and on Behalf of APPLIANCE RECYCLING CENTERS OF AMERICA, INC.,	Court File No. 27-CV-15-19456
Jude Daniel H. Mabley

Plaintiffs,
NOTICE TO CURRENT ARCA
v.	STOCKHOLDERS

EDWARD R. CAMERON, JEFFREY A.
CAMMERRER, MARK G.
EISENSCHENK, STEVE LOWENTHAL,
RANDY L. PEARCE, DEAN R.
PICKERELL, RICHARD D. BUTLER, JR.,
BRIAN T. CONNERS, DENNIS (DE)
GAO, TONY ISAAC, STANLEY
GOLDBERG, and DUANE S. CARLSON,

Defendants

and

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.,

Nominal Defendant.

TO:	ALL OWNERS OF APPLIANCE RECYCLING CENTERS OF AMERICA, INC. (“ARCA”) COMMON STOCK (TICKER SYMBOL: ARCI) AS OF JULY 31, 2017, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT ARCA STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF ARCA WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

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YOU ARE HEREBY NOTIFIED, pursuant to Minnesota Rule of Civil Procedure 23.09 and an Order from the Honorable Daniel H. Mabley of the Hennepin County District Court for the State of Minnesota (the “Court”), that a proposed settlement agreement has been reached among Plaintiffs,[1] derivatively on behalf of Appliance Recycling Centers Of America, Inc. (“ARCA” or the “Company”), the Individual Defendants, and ARCA in connection with the above-captioned consolidated stockholder derivative action titled Gray, et al. v. Cameron, et al., Case No. 27-CV-15-19456 (the “Action”).

Plaintiffs filed the Action derivatively on behalf of ARCA to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

As explained below, a Settlement Hearing shall be held before the Court on September 29, 2017 at 8:45 a.m., before the Honorable Daniel H. Mabley, at the Hennepin County Government Center, 300 South 6th Street, Minneapolis, Minnesota 55487, to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court and whether Plaintiffs’ Counsel’s Fee Award, including Service Awards to the Plaintiffs, should be finally approved. You have the right to object to the Settlement and the Fee Award in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be forever bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the proposed Settlement and of your rights as a Current ARCA Stockholder.

I.	background

A.	Plaintiffs’ Allegations

ARCA is a Minnesota corporation with its principal offices located in Minneapolis, Minnesota. ARCA sells household appliances through a chain of Company-owned retail stores under the “ApplianceSmart” name, and also provides turnkey appliance recycling and replacement services for electric utilities and other sponsors of energy efficiency programs through its wholly-owned subsidiary, ARCA Recycling, Inc.

Plaintiffs allege in their proposed amended shareholder derivative complaint in the Action, which was filed on May 23, 2017 as an exhibit to plaintiffs’ cross-motion for leave to amend the complaint, that ARCA failed to collect or remit sales tax in the state of California for the appliances that it sold to utility companies as part of their appliance replacement programs, in violation of California tax laws. Plaintiffs further allege that the Individual Defendants’ alleged knowing or reckless breaches of fiduciary duty in connection with the California sales and use tax issues subjected ARCA to examination by California’s Board of Equalization (“BOE”) as well as a self-examination through participation in a BOE audit program related to state sales and use taxes.

Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times.

_________________________

[1]        For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation and Agreement of Settlement, fully executed as of July 31, 2017 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Records Center of the Hennepin County Government Center, 300 South 6th Street, Minneapolis, Minnesota 55487 or by visiting the investor relations portion of ARCA’s website at www.arcainc.com.

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B.	Settlement Negotiations

Plaintiffs’ Counsel and Defendants’ Counsel formally commenced settlement discussions on November 3, 2016, when Plaintiffs’ Counsel sent a settlement demand together with a proposal for corporate governance reforms to be instituted by ARCA to Defendants’ Counsel.

After further extensive negotiations that included numerous email exchanges and telephonic conferences, the Settling Parties reached an agreement in principle to resolve the Action on July 26, 2017. As a condition of the settlement reflected in this Stipulation (the “Settlement”), ARCA will agree to require employee training for employees who are employed in ARCA’s accounting department, on issues relevant to ARCA on accounting, auditing or taxation issues, for a period of one (1) year. This employee training may be conducted by ARCA through the use of online, in-person or other resources, at ARCA’s discretion. The Settling Parties vigorously negotiated, at arm’s-length, the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel (the “Fee Award”) in light of the substantial benefits that will be conferred upon the Company by the employee training and as a result of the settlement of the Action.

II.	PLAINTIFFS’ Counsel’s Investigation and Research, Plaintiffs’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the United States Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in the Securities Class Action; (3) researching and drafting the shareholder derivative complaint in the Action; (4) researching and drafting the proposed amended shareholder derivative complaint in the Action; (5) researching the applicable law with respect to the claims in the Action and the potential defenses thereto; (6) researching and drafting the brief in opposition to the motion to dismiss; (7) researching corporate governance issues; (8) preparing an extensive settlement demand and corporate governance reforms proposals; and (9) engaging in extensive settlement discussions with Defendants’ Counsel.

Plaintiffs’ Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, ARCA, and Current ARCA Stockholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have vigorously denied, and continue vigorously to deny, all allegations of wrongdoing, fault, liability or cognizable damage to the Company, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they acted improperly in any way, believe that they acted properly at all times, believe the Action has no merit, and maintain that they have committed no breach of duty whatsoever. Defendants are entering into this Settlement solely because they consider it desirable that the Action be settled and dismissed with prejudice in order to, among other things, (i) eliminate the burden, inconvenience, expense, uncertainty and distraction of further litigation; and (ii) finally put to rest all claims that were or could have been asserted against Defendants in the Action.

Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Action, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in this Action or otherwise.

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IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Daniel H. Mabley on September 29, 2017 at 8:45 a.m. at the Hennepin County Government Center, 300 South 6th Street, Minneapolis, Minnesota 55487 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement, substantially in the form of Exhibit C attached to the Stipulation, should be entered, dismissing the Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee Award, including any Service Awards, should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current ARCA Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation. The following is only a summary of its terms.

The benefits of the Settlement consist of ARCA’s agreement to institute employee training for employees who are employed in ARCA’s accounting department, on issues relevant to ARCA on accounting, auditing or taxation issues, for a period of one (1) year following the Effective Date. ARCA acknowledges that the filing and pendency of the Action comprised a substantial contributing factor to the Company’s decision to implement the employee training program. The Settling Parties agree that the employee training program will provide substantial benefits to ARCA and Current ARCA Stockholders. ARCA always has been, and continues to be, committed to the implementation, enhancement, and enforcement of rigorous corporate governance measures. The fact that ARCA has agreed to implement the employee training shall not be construed as an admission that it is legally required, or that the Defendants had engaged in any wrongdoing.

VI.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Action and any other Released Claims.

Upon the Effective Date, ARCA, Plaintiffs, derivatively on behalf of ARCA, and each of ARCA’s stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Action against the Released Persons. ARCA, Plaintiffs, and each of ARCA’s stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, and ARCA from any and all Defendants’ Released Claims.

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VII.	ATTORNEYS’ FEES AND EXPENSES

Plaintiffs’ Counsel intends to apply to the Court for an award of attorneys’ fees and expenses in the total amount of forty-five thousand dollars ($45,000) (the “Fee Award”). Defendants agree that Plaintiffs’ counsel is entitled to an award of reasonable attorneys’ fees and expenses from the Company, and Defendants will not object to Plaintiffs’ Counsel’s application for a Fee Award in an amount not to exceed $45,000. Court approval of such fee application is not a condition of this Settlement, and such fee application may be considered separately from the proposed Settlement. In light of the substantial benefits they have helped to create for all Current ARCA Stockholders, both Plaintiffs may apply for Court-approved service awards in the amount of seven hundred and fifty dollars ($750.00) each (the “Service Awards”). Each Service Award, to the extent that it is applied for and approved in whole or part, shall be funded from the portion of the Fee Award distributed to that Plaintiff’s Counsel.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current ARCA Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award, including any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current ARCA Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Hennepin County District Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of ARCA common stock on July 31, 2017 and through the date of the Settlement Hearing, including the number of shares of ARCA common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current ARCA Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must have, in addition to the requirements of (1) above, filed with the Hennepin County District Court: (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current ARCA Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Timothy W. Brown THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771 Counsel for Plaintiffs	Michael C. Tu ORRICK, HERRINGTON & SUTCLIFFE LLP 777 S. Figueroa Street, Suite 3200 Los Angeles, CA 90017 Counsel for Defendants

Any Current ARCA Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and the Fee Award, including any Service Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation.

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IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; and (2) the Judgment has become Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties to the Stipulation will be restored to their respective positions as of the date immediately preceding the date of the Stipulation.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Records Center of the Hennepin County Government Center, 300 South 6th Street, Minneapolis, Minnesota 55487, during business hours of each business day or by visiting the investor relations portion of ARCA’s website at www.arcainc.com.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to Counsel for Plaintiffs in the Action, Timothy W. Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771; Telephone: (516) 922-5427; Facsimile: (516) 344-6204.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

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